UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

Tekoil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 13, 2006, the Company executed a Purchase and Sale Agreement (the “Purchase Agreement”) with Masters Resources, LLC, and Masters Oil and Gas, LLC (together the “Sellers”), pursuant to which the Company’s subsidiary, Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the “Subsidiary”) acquired (the “Masters Acquisition”) four properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef, and North Point Bolivar Fields, located in Galveston and Chambers Counties in the Galveston Bay, Texas (the “Properties”). The Purchase Agreement was subsequently amended several times, and the Masters Transaction closed on May 11, 2007.

Also as previously reported, the cash portion of the consideration to the Sellers was paid with $30 million of a $50 million Senior Secured Credit Facility (the “Loan”) arranged by Goldman Sachs E & P Capital, a division of Goldman Sachs & Co. The terms of the Loan were set forth in a Credit and Guaranty Agreement dated as of May 11, 2007 (the “Credit Agreement”), by and among the Subsidiary, the Company and the other Guarantors (defined therein) party thereto from time to time, the Lenders (defined therein) party thereto from time to time, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J. Aron & Company, as Administrative Agent for the Lenders. A copy of the Credit Agreement was filed as Exhibit 10.29 to the Company’s amended current report on Form 8-K/A filed on May 23, 2007.

Also as previously reported, on July 3, 2007, the Subsidiary, the Company, the Lenders, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J Aron & Company, as Administrative Agent for the Lenders, entered into Amendment No. 1 and Waiver with respect to the Credit Agreement (“Amendment No. 1”). Amendment No. 1 amended the Credit Agreement by providing an additional loan thereunder to the Subsidiary in the amount of $6,752,200 (the “July 2007 Uncommitted Loan”), by changing the insurance requirements applicable to the Subsidiary and by extending the date on which the Subsidiary was required to provide certain title opinions. Also, the Lenders waived the following events of default under the Credit Agreement: (i) the Subsidiary’s failure to furnish timely certain title opinions required by the Credit Agreement; and (ii) the Subsidiary’s failure to provide bonds and/or letters of credit in lieu of bonds with respect to the Properties for the Railroad Commission of Texas prior to June 11, 2007. A copy of Amendment No. 1 was filed as Exhibit 10.49 to the Company’s current report on Form 8-K filed on July 10, 2007.

On August 15, 2007, the Subsidiary, the Company, the Lenders, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J Aron & Company, as Administrative Agent for the Lenders and as counterparty to the Subsidiary under the ISDA Master Agreement dated as of May 11, 2007 (the “ISDA Agreement”), entered into Amendment No. 2 and Waiver with respect to the Credit Agreement (“Amendment No. 2”). Amendment No. 2 amended the Credit Agreement by extending the deadline for the Company’s contribution to the Subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing indebtedness until August 31, 2007; and it further amended the Credit Agreement by extending the date on which the Subsidiary was required to provide certain title opinions until August 15, 2007.

In addition, the Lenders waived the following events of default under the Credit Agreement: (i) the Subsidiary’s failure to furnish timely certain title opinions required by the Credit Agreement; (ii) the Company’s failure to contribute timely the required capital to the Subsidiary; and (iii) the failure to repay timely and in full certain insurance premiums financing indebtedness. Such events of default under the Credit Agreement constituted events of default under the ISDA Agreement, and the resulting ISDA Agreement events of default were also waived by J. Aron & Company as the counterparty to the Subsidiary under the ISDA Agreement.

A copy of Amendment No. 2 is attached to this report as Exhibit 10.51 and incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, the Board of Directors of the Company adopted the “Tekoil & Gas Corporation Omnibus Equity Plan” (the “Plan”). The Plan’s purpose is (i) to allow the Company to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and thereby motivate, retain and encourage such personnel to act in the shareholders’ interestand share in the Company’s success; and (ii) to assist the Company in the recruitment of new employees, directors, contractors and consultants. The maximum aggregate number of shares of the Company’s common stock, par value $0.000001 (“Common Stock”), which may be subject to or delivered under Awards granted under the Plan is 10,000,000 shares.

The Plan is administered by an administrator (the “Administrator”), which may be the Company’s Board of Directors, a committee of directors appointed by the Board of Directors, or delegates designated in accordance with the Plan. The Administrator may grant Cash Awards, Stock Awards, Options (Incentive or Nonqualified Stock Options), Stock Appreciation Rights or Other Stock-Based Awards (all of the foregoing as defined in the Plan), in accordance with the terms of the Plan, to “Members” of the Plan. A Member is an Employee, Director of the Company or any Affiliate who is not a regular, active employee of the Company or Affiliate, and any person hired by the Company or an Affiliate as an independent contractor, leased employee, consultant, or other person who is designated by the Administrator, the Company or an Affiliate at the time of hire or thereafter as eligible to participate in or receive benefits under the Plan. An “Affiliate” is any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

The Plan became effective upon its adoption by the Board. However, the shareholders of the Company must approve the Plan within twelve (12) months after August 15, 2007, the date the Plan was adopted by the Board. If the Plan is not approved by the shareholders of the Company within such twenty-four (24) month period, any Award under the Plan shall become null and void. The Plan shall continue in effect for a term of ten (10) years from the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the shareholders of the Company, whichever is earlier, unless terminated earlier under Section 17 of the Plan.

A copy of the Plan is attached to this report as Exhibit 10.52 and incorporated herein by this reference.

Also, on August 15, 2007, (the Grant Date”), the Board of Directors of the Company, acting as the Administrator, granted Nonqualified Stock Options (defined in the Plan) for the purchase of an aggregate of 7,000,000 shares of Common Stock to certain officers and directors of the Company. Such options provide to each optionee the right to purchase a specified number of shares of Common Stock for the exercise price of $1.00 per share, which the Board of Directors determined to be equal to or greater than the Fair Market Value (defined in the Plan) of the Common Stock on the Grant Date. Each optionee’s option vested immediately and is immediately exerciseable, and each option and will expire on August 14, 2012. Each optionee is a party to a Stock Option Agreement between such optionee and the Company, which sets forth the terms of the Nonqualified Stock Option granted to such optionee and incorporates by reference the terms of the Plan (which prevail over the terms of the Stock Option Agreement in the case of a conflict). The grant of each option was approved unanimously by the Board of Directors, exempting such grants under Rule 16b-3, promulgated under the Securities Exchange Act of 1934.

The officers and directors to whom such Nonqualified Stock Options were granted, and the number of shares of Common Stock that are subject to each person’s option, are as follows:

Name	Office(s)	Number of Shares

Mark S. Western	President, CEO Chairman, Director	2,000,000 shares

Richard Creitzman	Director	2,000,000 shares

Francis G. Clear	Vice President COO, Director	1,500,000 shares

Gerald Goodman	Treasurer, CFO Director	1,500,000 shares

Copies of the Stock Option Agreements executed by the Company and these four optionees are attached to this report as Exhibits 10.53, 10.54, 10.55 and 10.56, respectively, and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.51	Amendment No. 2 and Waiver dated as of August 15, 2007, by and among Tekoil and Gas Gulf Coast, LLC, the Company, the Lenders, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J Aron & Company, as Administrative Agent for the Lenders and as counterparty under the ISDA Master Agreement dated as of May 11, 2007. (filed herewith)

Exhibit 10.52	Tekoil & Gas Corporation Omnibus Equity Plan, adopted by the Company’s Board of Directors on August 15, 2007. (filed herewith)

Exhibit 10.53	Stock Option Agreement dated August 15, 2007, by and between the Company and Mark S.Western. (filed herewith)

Exhibit 10.54	Stock Option Agreement dated August 15, 2007, by and between the Company and Richard Creitzman. (filed herewith)

Exhibit 10.55	Stock Option Agreement dated August 15, 2007, by and between the Company and Francis G. Clear. (filed herewith)

Exhibit 10.56	Stock Option Agreement dated August 15, 2007, by and between the Company and Gerald Goodman. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: August 21, 2007	By:	/s/ Gerald Goodman
Gerald Goodman
Chief Financial Officer